ADDENDUM TO MINUTES OF THE BOARD OF DIRECTOR
OF DIABETEX INTERNATIONAL CORPORATION

     The undersigned, Nathan Drage, and Philip Blomquist, recipients of common restricted shares issued for services rendered, as of the 28th day of December, 1999 hereby affirm and agree that in addition to any legal restrictions placed on the share pursuant to Rule 144, that the shares shall not be transferred, sold, hypothecated, pledge or transacted in any commercial transaction until such time as the issuer has achieve minimum revenue of one million dollars in any 12 month period.

     Executed and accepted as of this 28th day of December, 1999

/s/ Philip R. Blomquis

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Philip R. Blomquis

/s/ Nathan W. Drag
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Nathan W. Drag